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Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of Ball Corporation of our report dated January 22, 2002, except for Note 14 as to which the date is February 22, 2002, relating to the financial statements of Ball Corporation, which appears in such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 7, 2003

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  Exhibit 23.1
Consent of Independent Accountants